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                                 FIBERCHEM, INC.

                           12% SENIOR CONVERTIBLE NOTE

1.       PROMISE TO PAY.

         FiberChem, Inc., a Delaware corporation (hereinafter, the "Issuer," which term includes any successor corporation permitted hereunder), for value received, hereby promises to pay RemoteData Partners or its successors or assignees ("Lender") upon presentation and surrender of this 12% Senior Convertible Note the principal sum of Six Hundred and Fifty Thousand United States Dollars (U.S. $650,000) (the "Principal Amount") on July 26, 2002, and, to pay interest hereon from the date hereof, semi-annually in arrears on December 1 and June 1 in each year, commencing December 1, 2000, at the rate of 12% per annum. Except as is expressly provided for herein, the Company shall not have the right to prepay the indebtedness represented by this Note.

2.       STATUS

         This Note is a direct, unconditional and unsecured obligation of the Company and ranks and will rank junior to certain Secured Senior Indebtedness, and PARI PASSU, with any Designated Indebtedness. This Note will rank senior to all other future Indebtedness of the Company, except to the extent of Permitted Liens securing Indebtedness. Lender will not be secured by any assets or properties of the Company. "Designated Senior Indebtedness", "Permitted Subsidiary Indebtedness", "Permitted Liens" and "Secured Senior Indebtedness" are defined in Section 14 below.

3.       INTEREST

         The indebtedness reflected by this Note will bear interest from (and including) the Issue Date, at the rate of 12% per annum, payable in cash semi-annually in arrears on December 1 and June 1, in each year (each an "Interest Payment Date"), the first such payment to be made on December 1, 2000, in respect of the period from (and including) the Issue Date to (but excluding) December 1, 2000. Interest shall accrue on amounts in default at the Default Rate.

         This Note will cease to bear interest when paid in full, or where the Conversion Right shall have been exercised by the Lender or the Company elects to cause a Mandatory Conversion, from the Conversion Date, unless as to any of the foregoing upon due presentation, payment of the principal and interest in respect of the Note is improperly withheld or refused, the Conversion Shares are not timely issued or unless Default is otherwise made in respect of such payment, in which event interest shall continue to accrue at the Default Rate.

         When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

4.       PAYMENTS

         Time is of the essence in this Note. All payments of principal and interest shall be made in U.S. dollars. Issuer shall make each payment under this Note not later than noon (New York time) on the day when due to the Lender in immediately available funds. All payments by Issuer hereunder shall be made without any offset, abatement, withholding, or reduction. All payments due to the Lender shall be wired to such accounts as may be designated from time to time by the Lender.

5.       CONVERSION

5.1      CONVERSION PERIOD, CONVERSION RATIO AND PRICE


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         5.1.1    Lender shall have the right, subject as provided herein and to any applicable laws and regulations, to require the Company to convert this Note at its principal amount into shares (the "Conversion Shares") of common stock of the Company, U.S. $.0001 par value per share ("Common Stock") at any time during the Conversion Period referred to below. Upon conversion, the right of Lender to repayment of the principal amount of the Note shall be extinguished and released, and in consideration and in exchange therefor the Company shall allot and issue Conversion Shares credited as paid up in full as provided in this
Section 5. Subject to and upon compliance with the provisions of this Note, the Conversion Right may be exercised, at any time after the Issue Date up to the close of business on the day two Business Days prior to the Maturity Date (but in no event thereafter)(the "Conversion Period").

         The number of Conversion Shares to be issued on conversion of this Note will be determined by dividing the principal amount of the Note by the Conversion Price (as defined below) in effect on the Conversion Date, with the result being rounded down to the nearest whole number. In addition, upon the conversion of this Note, Lender will also be entitled to receive an additional number of Conversion Shares calculated in accordance with Section 5.7. Fractions of Conversion Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

         5.1.2 The price at which Conversion Shares will be issued upon conversion (the "Conversion Price") will initially be the lesser of (i) the Maximum Conversion Price or (ii) the Adjusted Market Price, but such Conversion Price will be subject to adjustment in the manner provided in Sections 5.3 and
5.6. The "Adjusted Market Price" shall equal 92% of the average of the Market Price of the Common Stock for the 20 consecutive Stock Exchange Business Days ending two Stock Exchange Business Days prior to the Conversion Date. "Market Price" shall be the closing bid price on the OTC for the Common Stock on the relevant Stock Exchange Business Day; provided, however, if the Common Stock is traded on an Alternative Stock Exchange then the "Market Price" shall be the closing bid price of the Common Stock on such Alternative Stock Exchange on any Stock Exchange Business Day. Notice of any adjustment of the Conversion Price shall be given in accordance with Section 13.4 within ten (10) Business Days of such adjustment.

         5.1.3 If the Company shall default in making payment in full in respect of this Note which shall have been called for redemption prior to the Maturity Date, then from the Redemption Date, interest shall continue to accrue this Note at the Default Rate and the Conversion Right will continue to be exercisable up to, and including the close of business (at the place where the Note is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of Note has been duly received by the Lender.

5.2      PROCEDURE FOR CONVERSION

         5.2.1 To exercise the Conversion Right attaching to this Note, Lender must complete, execute and deliver at his own expense to the Company, a notice of conversion (a "Conversion Notice") in the form attached hereto as Exhibit A, together with any amount, if any, to be paid by the Lender pursuant to this Section 5.2.1. The Conversion Date must fall at a time when the Conversion Right is expressed to be exercisable and will be deemed to be the date of the delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under this Note in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable.

         Upon the conversion of this Note into Conversion Shares, the Company shall pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable in the U.S. or, if applicable, in the place of any Alternative Stock Exchange, as the case may be, and the Lender must pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable to an entity located outside the U.S. or in the place of any Alternative Stock Exchange outside the U.S. The foregoing shall not apply to taxes in connection with any transfer of ownership of this Note.


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         5.2.2    As soon as practicable, and in any event not later than three
(3) Stock Exchange Business Days after either the Company's receipt of a completed Conversion Notice or, if conversion is occurring as a result of a mandatory conversion, the Conversion Date, the Company will cause the person or persons designated for that purpose in the Conversion Notice or otherwise to be registered as holder(s) of the relevant number of Conversion Shares, which will include any Conversion Shares issued in accordance with Section 5.7, and will make a certificate or certificates for the relevant Conversion Shares available for collection at the Company's principal office which is currently in Las Vegas, Nevada or at the Company's transfer agent in Denver, Colorado, or, if so requested in the relevant Conversion Notice, will deliver such certificate or certificates by courier to the person at the place specified in the Conversion Notice, at the risk of Lender, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. If the Company fails to timely satisfy its obligations as provided in this Section 5.2.2, then within two Stock Exchange Business Days after the expiration of such 3 day period, the Company shall pay to Lender a cash payment equal to 1% of the principal amount of this Note. An additional 1% cash payment will be paid for each additional three (3) day period commencing after the expiration of the relevant 3 day period during which the Company has not complied with its obligations as provided in this Section 5.2.2.

         5.2.3 The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Conversion Shares issuable upon conversion with effect from the Conversion Date. The Conversion Shares issued upon conversion of this Note will in all respects rank PARI PASSU with the issued and outstanding shares of Common Stock issued on the relevant Conversion Date except for any right excluded by mandatory provisions of applicable law. A holder of Conversion Shares issued on conversion of this Note shall not be entitled to any shareholder rights for any record date which precedes the relevant Conversion Date.

         5.2.4 Subject to Section 3, all accrued and unpaid interest due upon the conversion of this Note (whether as a result of an election by Lender, or the Company pursuant to its right to cause Mandatory Conversion) shall be paid to or on behalf of Lender by the Company not later than three (3) calendar days after the relevant Conversion Date by a U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee in accordance with instructions given by Lender.

         5.2.5    The Conversion Shares shall be traded on the OTC.

5.3      ADJUSTMENTS IN CONVERSION PRICE

         As provided in Section 10 below, the Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) stock dividends and certain other distributions; (ii) the subdivision, combination or reclassification of outstanding shares of Common Stock; (iii) the issuance to all stockholders of the Company of rights or warrants to acquire shares of Common Stock at a price less than the Market Price for the Common Stock; (iv) the issuance of Common Stock at a price less than the Market Price, other than any issuances pursuant to the conversion of issued and outstanding preferred stock (including conversions related to FiberChem's outstanding preferred stock even if the conversion ratio of such stock is increased from 10 to 1 to 75 to
1), and the conversion or exercise of all other currently outstanding options, warrants, or outstanding indebtedness of the Company, or any warrants issued pursuant to the Offering or in connection with any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries, whether now in effect or hereafter created or amended; and (v) the distribution to all holders of Common Stock or debt securities of the Company or of assets or rights or warrants to purchase securities of the Company (excluding those rights and warrants referred to above and cash dividends or distributions from current or retained earnings). The Company shall cause written notice of any adjustment to the Conversion Price pursuant to this Section 5.3 or Section 10 to be given to the Lender in accordance with Section 13.4.

         No adjustment will be made pursuant to this Section 5.3 or Section 10 where such adjustment would be less than five percent (5%) of the Conversion Price then in effect. Any adjustment not so made


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will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Conversion Price, if not an integral multiple of one cent shall be rounded up to the nearest one cent.

         The Conversion Price may not be reduced so that, on conversion of this Note, Conversion Shares would be issued for an amount less than their current par value.

         Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the reasonable opinion of the Company's Board of Directors the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Board of Directors to be in their reasonable opinion appropriate in order to give such intended result.

5.4      CONSOLIDATION, AMALGAMATION OR MERGER

         In the case of any consolidation, amalgamation or merger of the Company with any other Person (other than a consolidation, amalgamation or merger in which the Company is the continuing Person), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify Lender of such event in accordance with Section 13.4 and (so far as legally possible) cause the Person resulting from such consolidation, amalgamation or merger or the Person which shall have acquired such assets, as the case may be, to execute an express assumption of the obligations set out in this Note to ensure that Lender will have the right (during the period in which this Note shall be convertible) to convert this Note into the class and amount of shares of Common Stock and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a Holder of the number of shares of Common Stock which would have become liable to be issued upon conversion of this Note immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such assumption agreement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Section 5. The above provisions of this Section 5.4 will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

5.5      MANDATORY CONVERSION

         Lender acknowledges and agrees that the Company may, at its own cost, elect to exercise the Conversion Right at the Conversion Price applicable as of the date fixed by the Company for such conversion (the "Mandatory Conversion Date"), provided that (i) the Company has caused a Registration Statement to have been declared effective by the Commission in satisfaction of its obligations under the Registration Rights Agreement and such Registration Statement is currently in effect and remains effective as of the Mandatory Conversion Date and (ii)the average Market Price of the Shares during any 20 consecutive Stock Exchange Business Days falling on or after the date the Company has satisfied its obligations in clause (i) above and on the date the notice is sent, is equal to or greater than $0.42. The Company's election to exercise its conversion rights as set out herein shall not modify the Company's obligations under the Registration Rights Agreement. The Company is required to give notice to Lender that the criteria for Mandatory Conversion under this
Section 5.5 has been met within 20 days of having met such criteria.

         The Company may give written notice of its election to convert the Note within 30 days of having satisfied the criteria set out in clauses (i) and (ii) in the preceding paragraph provided such criteria are also satisfied on the date such notice is sent. The Company shall cause such written notice of the Mandatory Conversion Date to be given to Lender not less than 20 calendar days prior to the Mandatory Conversion Date, which notice shall be irrevocable and given to Lender. Following such notice the Company shall comply with the procedures for Conversion as set out in this Section 5 and Lender will be required on or before the Mandatory Conversion Date to deliver or procure delivery of the Note together with a duly completed Conversion Notice to the Company.


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5.6      REGISTRATION RIGHTS

         5.6.1 Pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 28, 2000, by the Company for the benefit of Lender, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "Commission") in respect of the resale of the Conversion Shares. In accordance with the terms and conditions of the Registration Rights Agreement, the Company will
(i) use its best efforts to cause the Commission to declare effective the registration statement contemplated in the foregoing sentence within three months of the Issue Date and (ii) use its best efforts to maintain the effectiveness of such registration statement until all Conversion Shares that may be issued have been issued. In the event that the Commission does not declare such registration statement effective within four months of the Issue Date, Lender will be entitled to convert this Note at a discount (the "Registration Default Discount") of 2% from the then applicable Conversion Price and thereafter, commencing on the fifth month from the Issue Date, an additional 5% discount for each month or portion thereof that the registration statement is not declared effective. The Registration Default Discount shall be permanent and shall not be affected by the subsequent effectiveness of the registration statement. All discounts under this Section
5.6 will be in addition to, and not in lieu of, any other discounts or adjustments applicable to the Conversion Price under the terms of this Note.

         5.6.2 In addition, if prior to the date the Company satisfies its obligations under the Registration Rights Agreement and for a period of 60 days after it satisfies such obligations, the Company issues any Common Stock or Common Stock Equivalents at a price or having a conversion price less than the then applicable Conversion Price, the applicable Conversion Price shall be adjusted downward only to equal 95% of the price or conversion price attributable to the Common Stock or Common Stock Equivalents. To the extent any issuance of securities causes an adjustment under this Section 5.6.2 and could also provide for an adjustment under Section 5.3, the only adjustment resulting from such issuance shall occur solely under this Section 5.6.2.

5.7      ADDITIONAL SHARES.

         Upon the conversion of this Note, either upon the election of Lender or the Company, Lender will be entitled to receive, at no additional cost, an additional number of Conversion Shares equal to the product of (i) the number of Conversion Shares being issued to Lender multiplied by (ii) 0.26. The additional shares issued in accordance with this Section 5.7 will be part of the total number of Conversion Shares to be issued and will be included in the certificate delivered in accordance with Section 5.2.2 above.

5.8      CALCULATION OF CONVERSION PRICE.

         As provided in this Note, the Conversion Price is subject to reduction in a number of different circumstances. The Conversion Price to be used in connection with the conversion of this Note will be calculated on the applicable date as follows. The initial Conversion Price will first be calculated using the formula set out in Section 5.1.2. Thereafter, the Conversion Price shall be adjusted downward to give effect to any reductions as provided for in Section
5.3 and Section 5.6, with each such reduction given full effect before the next adjustment is applied. At the request of Lender, the Company shall promptly provide Lender with a calculation of the current applicable Conversion Price. Such calculation shall be sent by means of a certificate signed by the Company's Chief Financial Officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

6.       COVENANTS

6.1      PAYMENT OF PRINCIPAL AND INTEREST.    The Company covenants and agrees
for the benefit of Lender that it will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note.

6.2      CORPORATE EXISTENCE.    Provided that nothing contained in this
Section 6.2 shall prohibit any transaction permitted by Section 9, the Company will at all times maintain, preserve and keep in full force


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and effect its corporate existence, rights (charter and statutory) and franchises and the Company will carry on and conduct or will cause to be carried on and conducted its business and the business of its Subsidiaries in a proper and efficient manner and will keep or cause to be kept proper books of account and make or cause to be made therein true and accurate entries of all its dealings and transactions in relation to its business and the business of its Subsidiaries, as the case may be, all in accordance with GAAP, and at all reasonable times it will furnish or cause to be furnished to Lender or its duly authorized agent or attorney such information relating to its business and that of its Subsidiaries as Lender may reasonably require and such books of account shall at all reasonable times be open for inspection by Lender or such agent or attorney.

6.3 PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

6.4 MAINTENANCE OF PROPERTIES. The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 6.4 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to Lender.

6.5 INSURANCE. The Company will at all times keep all of the Company's and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by Corporations similarly situated and owning like properties in similar geographic areas in which the Company or such Subsidiary operates; PROVIDED that such insurance is generally available at commercially reasonable rates, and PROVIDED FURTHER that the Company or such Subsidiary may self-insure directly or through captive insurers or insurance cooperatives, to the extent that the Company determines that such practice is consistent with prudent business practices. Such insurance shall be in such amount, on such terms, in such forms and for such periods as are customary for similarly situated Persons in the Company's industry or in insurance markets available to the Company.

6.6 STATEMENT BY OFFICERS AS TO DEFAULT. The Company will deliver to Lender, within 120 days after the end of each fiscal year (which on the date hereof is September 30), a brief Officers' Certificate including a statement by the officer executing such certificate that in the course of performing his or her duties as an officer of the Company such officer would normally obtain knowledge of (i) whether or not any Default or Event of Default exists in the performance and observation of any terms, provisions and conditions of the Note and (ii) whether or not the Company has otherwise kept, observed, performed and fulfilled its obligations under the Note in all material respects. Such Officers' Certificate shall further state, as to the officer signing such certificate, to the knowledge of such officer, as of the date of such Officers' Certificate, (i) whether or not any Default or Event of Default exists, (ii) whether or not the Company during the preceding fiscal year kept, observed, performed and fulfilled in all material respects each and every covenant and obligation of the Company under the Note and (c) whether or not there was any Default or Event of Default in the performance and observance of any of the terms, provisions or conditions of the Note during such preceding fiscal year. If the officer signing the Officers' Certificate knows of such a Default or Event of Default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such Default or Event of Default and its status with


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particularity. The First Officer's Certificate delivered pursuant to this
Section 6.6 must be delivered no later than 120 days after the first anniversary of the Closing. The Company shall also promptly notify Lender if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date. For purposes of this Section 6.6, such compliance shall be determined without regard to any period of grace granted by Lender or requirement of Notice under the Note. The Company will deliver to Lender, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in the Note, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken or is taking or proposes to take with respect thereto. In connection with the delivery of the Company's annual report, the Company will deliver to Lender a properly completed Certificate substantially in the form of the Certificate attached hereto as Exhibit B.

6.7 PROVISION OF FINANCIAL STATEMENTS. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with Lender the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be delivered to Lender within 15 days of the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date file with Lender copies of the annual reports, quarterly reports and other documents which the Company has filed with the Commission or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, the Company will promptly upon written request, supply copies of such documents to any prospective assignee of the Note at the Company's cost.

6.8 LIMITATION ON OTHER INDEBTEDNESS. The Company will not create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that will rank (i) except for Secured Senior Indebtedness, senior in right of payment to the Note or (ii) except for Designated Indebtedness, PARI PASSU with the Note, except to the extent of Permitted Liens securing Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness other than Permitted Subsidiary Indebtedness.

6.9 LIMITATION ON LIENS. Except for Liens securing Designated Senior Indebtedness and Permitted Liens , the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind upon any properties of the Company or any of its Subsidiaries securing any Indebtedness (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor).

6.10 CHARTER AMENDMENTS. On or before December 1, 2000 , the Company shall increase the authorised capital stock of the Company to provide for a total of 500,000,000 Shares. Except as to the foregoing, the Company will not amend its Certificate of Incorporation or Bylaws except as required by law or except to the extent that such amendment would not have a material adverse effect on (a) the ability of the Company to perform its obligations under the Note or (b) the rights of Lender, except that neither (i) increases in the number of Shares and issuance thereof with related securities, nor (ii) designations of Preferred Stock of the Company, modifications of the terms of such designations and issuance thereof with related securities, nor (iii) modification or expansion of the indemnity provisions provided by the Company to its directors and officers, nor (iv) change of the Company's registered agent shall be deemed an amendment hereunder.

6.11 MAINTENANCE OF LISTINGS FOR SHARES. During the term of the Note, the Company will maintain a quotation for all the issued Shares on OTC, it being understood that if the Company is unable to obtain or maintain such listing of Shares, it shall obtain and maintain a listing of all Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time (with the written consent of the Lender) determine and will forthwith give notice to Lender in accordance with

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Section 13.4 herein of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by any such Alternative Stock Exchange.

6.12 REGISTRATION OF CONVERSION SHARES. The Company shall timely comply with the terms of the Registration Rights Agreement.

6.13 ADDITIONAL COVENANTS. In addition to the foregoing, while any Conversion Right remains exercisable, the Company will, save with the consent of
Lender:

         6.13.1 at all times keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Conversion Shares as would enable the Conversion Rights, the rights for additional shares as set forth in Section 5.7, and all other rights of subscription and exchange for and conversion into Conversion Shares to be satisfied in full;

         6.13.2 maintain a quotation for all the issued Conversion Shares on OTC, it being understood that if the Company is unable to obtain or maintain such quotation of Conversion Shares, to obtain and maintain a listing or quotation for all the Conversion Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time with the written consent Lender determine and will forthwith give notice to the Lender in accordance with Section 13.4 of the listing, de-listing or quotation or lack of quotation of the Conversion Shares (as a class) by any such Alternative Stock Exchange; and

         6.13.3 not adopt any amendment to its Certificate of Incorporation that would modify the rights attaching to the Common Stock.

7.       EVENTS OF DEFAULT AND REMEDIES

7.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of this Section 7 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

         7.1.1 if the Company defaults in the payment of the principal of (or premium, if any, on) this Note as and when it shall become due and payable at its Maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 5 days; or

         7.1.2 if the Company defaults in the payment of any interest upon this Note when such interest becomes due and payable, and continuance of such default for a period of 5 days; or

         7.1.3 if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under this Note and such failure continues for the period of thirty (30) calendar days next following the service by Lender on the Company of notice requiring the same to be remedied; or

         7.1.4 if (i) any other Indebtedness of the Company or any Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness of the Company or any Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company or any Subsidiary for any Indebtedness of any Person or any Guaranty or indemnity of Indebtedness of any Person by the Company or any Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such Guaranty or indemnity as aforesaid shall be due and payable (following any applicable grace period), provided that in each such case the Indebtedness exceeds in the aggregate U.S. $250,000 and in each case such event continues unremedied for a period of thirty

(30) calendar days; or

         7.1.5 if the Company or any Subsidiary shall generally fail to pay its debts as such debts become due (except debts which the Company or such Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

         7.1.6 if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within ninety (90) calendar days; or

         7.1.7 if the Company or any Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the laws of the Federal Bankruptcy Code or any similar applicable U.S. Federal, State or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

         7.1.8 if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company or any Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. Federal State or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of ninety (90) calendar days; or

         7.1.9 if a warranty, representation or other statement made by or on behalf of the Company contained in this Note or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and such falsity continues for a period of thirty (30) calendar days next following the service by the Lender on the Company of Notice requiring the same to be remedied; or

         7.1.10 if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S. $250,000 outstanding against the Company or any Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

7.2      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 7.1.6 or 7.1.7) occurs and is continuing, then and in every such case the Lender may declare the principal amount of this Note to be due and payable immediately, by a notice in writing to the Company and upon any such declaration such principal amount together with accrued interest (as provided herein) shall become immediately due and payable.

         If an Event of Default specified in Section 7.1.6 or 7.1.7 occurs and is continuing, then the principal amount of this Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Lender.

         If the Company fails to pay such amounts forthwith upon such demand, Lender may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon this Note and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon this Note, wherever situated. If an Event of Default occurs and is continuing, Lender may proceed to protect and enforce its rights by such appropriate judicial proceedings it shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

 7.3     APPLICATION OF MONEY COLLECTED.

         Any money collected by the Lender pursuant to this Section 7 shall be applied in the following order:

                  FIRST: To the payment of the amounts then due and unpaid for principal of and interest on this Note in respect of which or for the benefit of which such money has been collected, according to the amounts due and payable on this Note for principal and interest, respectively; and

                  SECOND: To the payment of all costs and expenses incurred by Lender in enforcing its rights under this Note; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

7.4      RESTORATION OF RIGHTS AND REMEDIES.

         If the Lender has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Lender, then and in every such case, subject to any determination in such proceeding, the Company and the Lender shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Lender shall continue as though no such proceeding had been instituted.

7.5      RIGHTS AND REMEDIES CUMULATIVE.

         No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

7.6      DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 7 or by law to Lender may be exercised from time to time, and as often as may be deemed expedient, by Lender.

7.7      WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.


8.       REPORTS BY COMPANY

8.1      REPORTS BY COMPANY.  The Company shall:

         8.1.1 deliver to Lender, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then, on the 120th day following the issuance of the Note and annually thereafter, it shall deliver to the Lender, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

         8.1.2 deliver to Lender, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Note as may be required from time to time by such rules and regulations.

9.       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

9.1      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company will not merge or consolidate with or sell, convey, transfer or lease or otherwise dispose of all or substantially all of its properties or assets substantially as an entirety to any Person, unless:

         9.1.1 either (i) the Company shall be the surviving Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (1) shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Colombia and (2) shall expressly assume, in form satisfactory to the Lender, the Company's obligation for the due and punctual payment of the principal of and interest on the Note and the performance and observance of every covenant of the Note on the part of the Company to be performed or observed;

         9.1.2 immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

         9.1.3 the Company or such Person shall have delivered to the Lender an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with all provisions contained in this Note and that all conditions precedent therein and herein provided for relating to such transaction have been complied with.

9.2 SUCCESSOR SUBSTITUTED. Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 5.4, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of the Note or any successor Person which shall theretofore become such in the manner described in
Section 5.4), except in the case of a lease, shall be discharged of all obligations and covenants under the Note and may be dissolved and liquidated.


10.      ADDITIONAL PROVISIONS RELATING TO CONVERSION.

10.1 ADJUSTMENT OF MAXIMUM CONVERSION PRICE. In addition to the adjustments to the Conversion Price as provided for in Section 5.3, the Maximum Conversion Price shall be subject to further adjustments as follows:

         10.1.1 In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Maximum Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Maximum Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 10.1.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         10.1.2 In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in Section 10.1.5) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Maximum Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Maximum Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 10.1.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

         10.1.3 In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section
10.1.3 has been made and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to Section 10.1. 6 has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 10.1.7) of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Maximum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section
10.1.3 by a fraction of which the numerator shall be the Market Price per share (determined as provided Section 10.1.7) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

         10.1.4 Subject to the last sentence of this Section 10.1.4, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in Section 10.1.2, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 10.1.1), the Maximum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 10.1.4 by a fraction of which the numerator shall be the Market Price per share (determined as provided in Section 10.1.7) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 10.1.4 by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to Section 10.1.7of this Section. For purposes of this Section 10.1.4, any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any Conversion Price reduction required by this Section 10.1.4) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price reduction required by Section 10.1.1 or Section 10.1.2), except (i) the Reference Date of such dividend or distribution as defined in this Section 10.1.4 shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of
Section 10.1.1 and Section 10.1.2 and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
Section 10.1.1).

         10.1.5 In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Maximum Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Maximum Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         10.1.6 In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this Section 10.1.6 has been made and
(ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to Section 10.1.5 has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 10.1.7) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Maximum Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the Market Price per share (determined as provided in Section 10.1.7) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such Market Price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         10.1.7 For the purpose of any computation of the Market Price under this Section 10.1.7and Section 10.1.2, Section 10.1.4 and Section 10.1.5, (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.1.1 through Section 10.1.6above ("Other Event") occurs on or after the tenth Stock Exchange Business Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event,
(ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each Stock Exchange Business Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each Stock Exchange Business Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of this
Section 10.1.3 or Section 10.1.4, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under Section 10.1.6, the

Market Price per share of Common Stock on any date in question shall be deemed to be the Market Price on the date selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Stock Exchange Business Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Stock Exchange Business Day, not later than the Stock Exchange Business Day immediately preceding the date of such Expiration Time); PROVIDED, HOWEVER, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this Section 10.1.7, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

         10.1.8 The Company may make such reductions in the Conversion Price, in addition to those required by Section 10.1.1 through 10.1.6, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         10.1.9 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 10.1.9are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  10.1.10 In addition to the foregoing, in the event the Company at any time issues shares of Common Stock or Common Stock Equivalents at a price less than the then effective Maximum Conversion Price, the Maximum Conversion Price shall be deemed adjusted to the price at which such shares of Common Stock or Common Stock Equivalents were issued and Lender shall have the right and option to convert the Note at such price (the "Temporary Conversion Price") into shares of Common Stock for a period of sixty (60) calendar days following notice by the Company of any such Temporary Conversion Price; provided, however, that the foregoing shall not apply to any issuances (i) pursuant to the conversion or exercise of currently issued and outstanding shares of Common Stock or Common Stock Equivalents (including the conversion of the Company's Series A Preferred Stock even if the conversion ratio for such stock is increased from 10 to 1 to 75 to 1); (ii) pursuant to the Note; (iii) pursuant to conversion of any currently outstanding securities of the Company (including any warrants) or any Warrants issued pursuant to the Offering; (iv) pursuant to any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries whether now in effect or hereafter created or amended, including, but not limited to, the Company's 1995 Stock Plan, 1994 Stock Option Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan; and
         (v) pursuant to any compensation arrangement approved by the Board of Directors of the Company with any director, officer or employee or proposed director, officer, or employee of the Company or any Subsidiary. Prior to the Effective Date, the Company will not issue shares of Common Stock or Common Stock Equivalents at less than the

         Conversion Price, except as provided under (i) through (vii) above. Notice of any such issuance shall be given by the Company to Lender. Upon any such conversion of the Note pursuant to the foregoing, payment will be made for interest accrued during the period from the most recent Interest Payment Date to the Conversion Date. Immediately after expiration of such sixty (60) day period, the Conversion Price shall be deemed reset to the Conversion Price as in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents, subject to any adjustments that would otherwise have been made in such Conversion Price pursuant to this Section 10.1 during the effectiveness of such Temporary Conversion Price.

10.2     NOTICE OF CERTAIN CORPORATE ACTION.

         In case:
         10.2.1 the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to Section 10.1.3; or

         10.2.2 the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

         10.2.3 of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         10.2.4 of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         10.2.5 the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be mailed to Lender within ten (10) Business Days after the date on which Notice is sent to the holders of the Company's Common Stock, a Notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such re-classification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

10.3 PROVISIONS IN CASE OF RECLASSIFICATION CONSOLIDATION, MERGER OR SALE OF ASSETS.

         In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of all of the outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby Lender shall have the right thereafter to convert the Note only into the kind of common stock receivable upon such transaction by a holder of Common Stock (at an adjusted Conversion

Price equal to (a) the Conversion Price determined pursuant to Section 10.1 as though all such securities, cash or property (other than common stock) had been distributed in a dividend covered by Section 10.1.4 with an "ex" date on the date of such transaction divided by (b) the number of shares (or fraction thereof) of common stock receivable upon such transaction in respect of each share of Common Stock).

11.      SENIORITY OF NOTE

         As set forth above, the Company's obligations under the Note and hereunder do and will rank at all times junior to the Secured Senior Indebtedness and the Permitted Subsidiary Indebtedness.

12.      IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         No recourse shall be had for the payment of the principal of or interest on the Note or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Note, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company, or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that the Note is solely a corporate obligation, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in the Note or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Note; PROVIDED, HOWEVER, that nothing herein contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

13.      MISCELLANEOUS

13.1     GOVERNING LAW.

         This Note is governed by, and will be construed in accordance with, the laws of the State of New York.

13.2 RULES OF CONSTRUCTION. For all purposes of the Note, except as otherwise expressly provided or unless the context otherwise requires:

         13.2.1 all the terms defined in this Note have the meanings assigned to them in this Note, and include the plural as well as the singular;

         13.2.2 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         13.2.3 all ratios and computations based on GAAP contained in the Note shall be computed in accordance with the definition of GAAP set forth above;

         13.2.4 the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Note as a whole and not to any particular Section or other subdivision of the Note;

         13.2.5 the words "therein," "thereof" and "thereunder" and other words of similar import refer to the Note as a whole and not to any particular Section or other subdivision of the Note;

         13.2.6   "or" is not exclusive;

         13.2.7 all references to $, U.S.$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

         13.2.8   provisions apply to successive events and transactions; and

         13.2.9 all references to Sections refer to Sections of this Note unless otherwise indicated.

13.3 COMPLIANCE CERTIFICATES AND OPINIONS. Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Note shall include:

         13.3.1 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

         13.3.2 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         13.3.3 a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         13.3.4 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

13.4 NOTICES. Any request, demand, authorization, direction, declaration, notice, consent, waiver, or other document provided or pertained by the Note (herein collectively called "Notice") to be made upon, given or furnished to, or filed with:

         13.4.1 the Lender by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with:

                  RemoteData Partners
                  800 North Shoreline Boulevard
                  Suite 2200 South
                  Corpus Christi, Texas 78401

         13.4.2 the Company shall be sufficient for every purpose hereunder (unless otherwise expressly provided) if made, given, furnished or filed in writing to or with the Company addressed to it at the address of its principal office which shall initially be: 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

         Any Notice to be given hereunder by any party to another shall be in writing and in English (by letter, telex or fax) delivered in person or by courier service requiring acknowledgment of delivery, mailed by first class mail, postage prepaid, or sent by fax to the addressee (including telecopier number, if applicable) set forth herein. Notices to the Lender given by mail, fax, personal delivery or courier service shall be effective upon actual receipt. Any such Notice or other communication which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding Business Day in the place of the addressee. A party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

13.5     EFFECT OF HEADINGS.

         The Section headings herein are for convenience only and shall not affect the construction hereof.

13.6     SUCCESSORS AND ASSIGNS.

         This Note may be assigned by Lender in part or in whole without the consent of the Company. All covenants and agreements in the Note by the Company shall bind its permitted successors and assigns, whether so expressed or not.

13.7     SEPARABILITY CLAUSE.

         In case any provision in the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, to the extent permitted by law, shall not in any way be affected or impaired thereby.

13.8     BENEFITS OF THE NOTE.

         Nothing in the Note, express or implied, shall give to any Person, other than the parties thereto, and their respective successors thereunder, any legal or equitable right, remedy or claim under the Note.

13.9     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest and all other payments due on the Note, shall be paid Lender at the address specified in the Note or at such other address as is specified by Lender.

14.      DEFINITIONS.

         In addition to the terms defined above, the following terms have the following meanings:

         "Adjusted Market Price" has the meaning set out in Section 5.1.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternative Stock Exchange" means other than OTC, any national or regional stock exchange or quotation service such as NASDAQ National Market System or any similar quotation service maintained by the National Quotation Bureau or any successor thereto agreed between the Company and Lender.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in New York, New York are not authorized or obliged by law, regulation or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued on or after the date of the Note, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as amended or restated from time to time hereafter.

         "Commencement Date" has the meaning set out in Section 10.1.

         "Commission" shall have the meaning as specified in Section 5.6.

         "Common Stock Equivalent" means equity or debt securities (other than Common Stock) of the Company which are convertible into or exercisable for shares of Common Stock (including, without limitation, shares, units of shares, preferred stock and other convertible securities) which the Board of Directors has deemed to have the same value or economic rights as shares of Common Stock.

         "Company" means the Person named as the "Company" in the first paragraph of the Note, until a successor Person shall have become such pursuant to the applicable provisions of the Note, and thereafter "Company" shall mean such successor Person.

         "Conversion Date" means the Business Day on which either (i) the Conversion Right is exercised by delivery to the Company of completed Conversion Notice or (ii) the date of conversion as specified in the Company's notice of mandatory conversion delivered in accordance with Section 5.5 of the Note.

         "Conversion Notice" shall have the meaning as set forth in Section 5.2.

         "Conversion Period" shall have the meaning as set out in Section 5.1.

         "Conversion Price" shall have the meaning as set out in Section 5.1.

         "Conversion Right" means the right of Lender to convert the Note into Conversion Shares.

         "Conversion Shares" means the Shares into which the Note is convertible including the additional Shares Lender is entitled pursuant to the Note.

         "Corporation" includes corporations, limited liability companies, limited and general partnerships, associations, joint-stock companies and business trusts.

         "Current Event" has the meaning set out in Section 10.1.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Default Rate" means a rate of interest of 18% per annum.

         "Designated Indebtedness" means (i) Indebtedness currently in existence and more fully described on Exhibit C attached hereto, (ii) Indebtedness for which the Company or any of its Subsidiaries are the sole obligors and obligees,
(iii) Indebtedness secured by Permitted Liens and (iv) other indebtedness permitted pursuant to Exhibit E.

         "Effective Date" means the earlier of (a) the first Business Day following the date upon which the Commission declares to be effective a registration statement filed by the Company pursuant to the Securities Act relating to the Conversion Shares and (b) the first Business Day occurring after the expiration of the Distribution Compliance Period.

         "Event of Default" shall have the meaning specified in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Time" has the meaning set out in Section 10.1.

         "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company and its Subsidiaries in the preparation of its financial statements.

         "Guaranty" means all obligations of any Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, or (ii) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to enable the recipient of such funds to maintain certain financial conditions (e.g. agreed amount of working capital) under loan or similar documents, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under the Note, a Guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount and accrued interest of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" of any Person means and includes all present and future obligations of such Person, which shall include, without limitation, all obligations (i) which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money,
(iii) which have been incurred in connection with the acquisition of Property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guaranties, whether or not reflected in the balance sheet of such Person, (viii) that are rental obligations under leases for personal property or fixtures and (ix) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) accounts payable incurred in the ordinary course of business, and (ii) Indebtedness represented by rental or lease obligations for personal property or fixtures not to exceed $1,500,000 in any period of 12 months for any Person and its Subsidiaries.

         "Interest Payment Date" has the meaning set out in Section 3.

         "Issue Date" means July 28, 2000.

         "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of the Note, the Company or its Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Mandatory Conversion" means conversion of the Note at the option of the Company pursuant to Section 5.5.

         "Mandatory Conversion Date" shall have the meaning specified in Section 5.5.

         "Market Price" shall have the meaning as set out in Section 5.1.

         "Maturity," when used with respect to the Note, means the date on which the principal of the Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

         "Maximum Conversion Price" means U.S. $0.30 per Conversion Share.

         "Note" means this 12% Senior Convertible Note as originally executed and as it may from time to time be supplemented or amended.

         "Notice" has the meaning specified in Section 13.4.

         "Officers' Certificate" means a certificate signed by the Chairman, its Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to Lender. Any one individual holding the requisite titles may sign and deliver an Officers' Certificate without cosignature of another individual with a requisite title.

         "Offering" means the Company's issuance of the 12% Senior Convertible Debentures constituted by the Trust Indenture dated on or about July 28, 2000.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to Lender.

         "OTC" means the over-the-counter bulletin board as maintained by the National Association of Securities Dealers, Inc.

         "Other Event" has the meaning set out in Section 10.1.

         "Permitted Liens" means (a) Liens or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions, or social security programs,
(b) Liens imposed by mandatory provisions of law such as for materialmen's mechanics, warehousemen's and other Liens arising in the ordinary course of the business of the Company or its Subsidiaries, securing Indebtedness on which payment is not yet due, (c) Liens for taxes imposed upon the Company's or any of its Subsidiaries' income, profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves are maintained in accordance with GAAP, (d) Liens in connection with leases, real estate bids, or contracts (other than contracts involving the borrowing of money) or to secure (or in lieu of) surety, stay, appearance or customs bonds and Liens to secure the payment of taxes, assessments, customs, duties or other similar charges, (e) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property PROVIDED THAT such Liens do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structure or land use, (f) any Lien existing on any property of any person at the time it becomes a Subsidiary or of a successor to or merged with or into the Company so long as (i) that Lien does not encumber any other property of any Company or any Subsidiary and (ii) the aggregate amount of Indebtedness secured by that Lien never exceeds 100% of the fair market value of that property, (g) Liens on any personal property or fixtures acquired by the Company or any Subsidiary after the date of the Note and created contemporaneously with the date of that acquisition to secure Indebtedness incurred in connection with the purchase, rental or lease of such personal property or fixtures, and (h) any Lien described in clauses (f) and (g) above resulting from renewing, extending, or refunding outstanding Indebtedness so long as the principal amount of the Indebtedness so secured is not increased and that Lien is not extended to any other property.

         "Permitted Subsidiary Indebtedness " means as to a Subsidiary of the Company, Indebtedness currently in existence and more fully described on Exhibit D attached hereto.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued on or after the date of the Note, and includes, without limitation, all classes and series of preferred or preference stock.

         "Principal Amount" has meaning as defined in Section 1.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Redemption Date," when used with respect to the Note, means the date fixed for such redemption by or pursuant to the Note.

         "Redemption Price," when used with respect to the Note, means the price at which it is to be redeemed pursuant to the terms hereof, plus accrued interest as provided herein, expressed in either a number of Conversion Shares into which the Note shall be converted in the event the Note is to be redeemed for Shares or, in the event of any other redemption, a cash amount.

         "Reference Date" has the meaning set out in Section 10.1.

         "Registration Default Discount" shall have the meaning specified in
Section 5.6.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated July 28, 2000 executed by the Company for the benefit of Lender.

         "Required Filing Dates" has the meaning specified in Section 6.7. "Rule 144" means Rule 144, as amended, promulgated by the Commission pursuant to the Securities Act.

         "Secured Senior Indebtedness " means Indebtedness senior in right of payment to the Note, which Indebtedness is limited to Indebtedness incurred pursuant to that certain Accounts Receivable Purchase Agreement dated July 7, 2000, or any extension or renewal thereof, with Silicon Valley Financial Services, which Indebtedness may not at any time exceed $1,000,000.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time by the Commission pursuant thereto.

         "Shares" means the common stock, par value U.S.$0.0001, of the Company (and all other (if any) shares or stock resulting from any sub-division, consolidation or reclassification of such shares).

         "Stated Maturity" when used with respect to any Indebtedness or any instalment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such instalment of principal or interest is due and payable.

         "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which OTC is providing quotes or the Alternative Stock Exchange is open for business.

         "Subordinated Obligation" means any Indebtedness of the Company outstanding on such date which is contractually subordinate or junior in right of payment to the Note. Notwithstanding the immediately preceding sentence, any shares of Preferred Stock issued by any Subsidiary shall, for purposes of this definition, be treated as Subordinated Obligations.

         "Subsidiary" of any Person means any Corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company or one or more of its Subsidiaries.

         "Temporary Conversion Price" has the meaning specified in Section 10.1.10.

         "U.S. Person" means any Person who is a "U.S. person" as defined in Regulation S.

         "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."


         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed in its corporate name by the undersigned duly authorized officers of the Company.

Dated as of July 28, 2000.


                                      FIBERCHEM, INC.


                                      By:     /s/ Melvin W. Pelley
                                              -----------------------
                                      Name:   Melvin W. Pelley
                                              -----------------------
                                      Title   Secretary & CFO
                                              -----------------------

                                    EXHIBIT A
                         NOTEHOLDER'S CONVERSION NOTICE

12% SENIOR CONVERTIBLE PROMISSORY NOTE



To:      The Company

         The undersigned Holder of the12% Senior Convertible Promissory Note (the "Note") in the aggregate principal amount of U.S.$_______________ tendered herewith hereby irrevocably exercises the option to convert such
Note into shares of Common Stock (this and other capitalised terms used but not defined herein have the meanings ascribed to such terms in the Note) in accordance with the terms of the Note and directs that the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the undersigned in the name and at the address set forth below.

         Provided the Conversion Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned Holder (and any Person to which the Conversion Shares are to be issued other than the undersigned Holder) hereby certifies to the Company that it:

         (1) acknowledges that the Conversion Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except as permitted below;

         (2) understands and agrees that within two years after the date of original issuance of the Note or within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, the Conversion Shares may be resold, pledged or transferred only (i) to the Company, (ii) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rules 901 through 905 of Regulation S under the Securities Act, (iii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

         (5) understands that the certificates representing the Conversion Shares will bear a restrictive legend describing the foregoing restrictions, unless otherwise agreed by the Company.

         If the Conversion Shares are to be issued in the name of a Person other than the undersigned, the undersigned Holder will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.



DATE:  _______________

                                           ______________________________
                                           Name of Lender

                                           ______________________________
                                           Signature(s) of Lender


Name(s) for Registration
of Share Certificates (if
different than Lender):                    ______________________________


                                           ______________________________
                                           Signature(s) of such Person


Address for Delivery
of Share Certificates                      ______________________________

                                           ______________________________

                                           ______________________________

                                           ______________________________

                                    EXHIBIT B
                          ANNUAL REPORTING CERTIFICATE


To:    Lender

       THAT, the undersigned duly elected and authorized Chief Financial Officer of FiberChem, Inc. a Delaware corporation (the "Company"), in compliance with the 12% Senior Convertible Note dated as of [____________] (the "Note") does hereby certify that:

                (a) Attached hereto is a copy of the Annual Report on Form 10-K for the fiscal year ending September 30, ______.

                (b) To the knowledge of the Company, no Default or Event of Default with respect to the Note has occurred and is continuing as of the date of this Certificate.

                (c) As of the date hereof, the Company is in compliance with the requirements of the Note.

       All terms used and not otherwise defined herein shall have their respective meanings as set forth in the Note.

DATE:  _______________

                                               ___________________________
                                        Chief Financial Officer

                                    EXHIBIT C
                             DESIGNATED INDEBTEDNESS

1. 8% Senior Notes due February 15, 2002; $172,000 outstanding as of June 30 and July 27, 2000

2. Secured Senior Indebtedness as described in this Indenture; no balance outstanding as of June 30 and July 27, 2000.

3.       Loans from Officers, Directors and Affiliates:

         Privatbank Vermag AG; five 8% Notes, $50,000 each; due July 15, 2000, extended to September 29, 2000

         Walter Haemmerli; 9% Convertible Note due July 26, 2002; $50,000

         G & G Diagnostics, LP II; 9% Convertible Note due July 26, 2002;
         $25,000

         G & G Diagnostics, LP II; 9% Convertible Note due July 26, 2002;
         $25,000

         Melvin W. Pelley; 9% Convertible Note due July 27, 2002; $25,000

         Melvin W. Pelley; 9% Convertible Note due September 28, 2002; $40,000

         Melvin W. Pelley; 12% Convertible Note due January 11, 2003; $200,000


4. Entrenet Group, LLC; 10% subordinated convertible note due April 11, 2001; $126,500; effective upon consummation of the Arrangement Agreement, July 27, 2000

5. Indebtedness incurred in connection with the issuance of the Convertible Preferred Stock of the Company issued on or about July 28, 2000, which Preferred Stock has been placed with the assistance of RP&C Limited.

6. $1,350,000 of Indebtedness reflected by that certain 12% Convertible Debentures issued by the Company and dated on or about July 28, 2000.

7. Additional Indebtedness, which in the aggregate and when included with the Indebtedness represented by the Debentures, and the Indebtedness represented by the instruments referenced in paragraphs 5 and 6 above does not exceed $5 million, provided such additional Indebtedness has on the whole terms no more favorable to the holders of such Indebtedness as the terms of the Debentures or the Senior Convertible Note referenced in paragraph 6 above. Through August 14, such additional Indebtedness may only be placed using the assistance of the Agent or a Person approved in writing by Agent.

                                    EXHIBIT D
                       PERMITTED SUBSIDIARY INDEBTEDNESS



FBI ENVIRONMENTAL, INC.:


Indebtedness under Accounts Receivable Purchase Agreement dated July 7, 1998, (Silicon Valley Bank) and any extension or renewal thereof. No balance outstanding as of June 30 and July 27, 2000. This Indebtedness is also referenced on Exhibit E as the Senior Secured Indebtedness

Deutsche Financial Services; Financing lease agreement; telephone equipment at Carrollton, Texas; 48 monthly payments of $1,245.80 beginning May 2000


INTREX DATA COMMUNICATIONS CORP:


Advances to and expenses paid on behalf of Intrex by Intrex officers, directors and affiliates; $360,985 at December 31, 1999.

Harvard Property (Metro crest) LP; Commercial lease agreement for facilities Carrollton, Texas; 24 monthly rental payments of $5,812.12 beginning April 2000